Exhibit 21.1
STREAMLINE HEALTH SOLUTIONS, INC.
SUBSIDIARIES OF STREAMLINE HEALTH SOLUTIONS, INC.

Name	Jurisdiction of Incorporation	% Owned
Streamline Health, Inc.	Ohio	100%